Exhibit 99.1

Behringer Harvard Opportunity REIT I, Inc. 2012 Second Quarter Update Chase Park Plaza, St. Louis, MO

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Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results.

Forward-Looking Statements Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to: market and economic challenges experienced by the U.S. and global economies or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; the availability of cash flow from operating activities for capital expenditures; our level of debt and the terms and limitations imposed on us by our debt agreements; the availability of credit generally, and any failure to refinance or extend our debt as it comes due or a failure to satisfy the conditions and requirements of that debt; the need to invest additional equity in connection with debt financings as a result of reduced asset values and requirements to reduce overall leverage; future increases in interest rates; our ability to raise capital in the future by issuing additional equity or debt securities, selling our assets or otherwise; our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates; impairment charges; conflicts of interest arising out of our relationships with our advisor and its affiliates; unfavorable changes in laws or regulations impacting our business or our assets; and factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011, and our quarterly report on form 10-Q for the quarter ended June 30, 2012, each as filed with the Securities and Exchange Commission.

Questions? During the call, please e-mail questions to: bhreit@behringerharvard.com

Agenda Economic Overview Noteworthy Events Financial Review Portfolio Updates Questionsa Property Name Northborough Tower, Houston, TX Property Name

Economic environment is a “mixed bag” We remain concerned about domestic and global economies Recovery remains weak High unemployment Recent increases in Leading Economic Indicators, Retail Sales and Durable Goods orders Economic Overview Bent Tree Green, Dallas, TX

SOLD
12600 Whitewater


SOLD
GrandMarc at the Corner


SOLD
2603 Augusta


SOLD
Crossroads


SOLD
GrandMarc at Westberry Place


SOLD
Regency Center


SOLD
Santa Clara Tech Center


SOLD
Tanglewood at Voss


SOLD
5000 South Bowen


Chapter 11
Restructuring
Frisco Square


Negotiating
PSA
Becket House


Marketing
Bent Tree Green


Rio Salado Business Center


Chase Park Plaza Hotel


Northpoint Central


Central European Portfolio


Royal Island


Alexan Black Mountain


The Lodge & Spa at Cordillera


Las Colinas Commons


Northborough Tower

The properties depicted are or were part of the investment portfolio of Behringer Harvard Opportunity REIT I, Inc.

BEHRINGERHARVARD
OPPORTUNITY REIT I, INC.

8

© 2012 Behringer Harvard

Noteworthy Items The Lodge & Spa at Cordillera, Edwards, CO Sold Santa Clara Tech Center properties 800 Building: net proceeds of $12.4 million 700 and 750 Buildings: net proceeds to OP1 of $8.2 million Sold Tanglewood at Voss for net proceeds of $13.6 million Sold Bowen Road for net proceeds of $9.2 million Still own mineral rights and undeveloped land Frisco Square Chapter 11 bankruptcy filing

Financial Review Improved cash position Uses of proceeds from asset sales Reinvest in our existing portfolio to stabilize assets Lower REIT’s overall indebtedness Central Europe Portfolio (in millions) June 30, 2012 Dec. 31, 2011 Cash and cash equivalents $46.5 $13.5 Restricted cash 6.9 8.0 Total $53.4 $21.5

Schedule of Debt Maturities Through Q2 2013 (As of August 29, 2012; dollars in millions) Debt Maturities Property Current Loan Amount Maturity Date Current Status Frisco Square (BHFS I-IV, and Theater loans) $48.2 Chapter 11 – Reorganization Filed 6/13/2012 Plan of Reorganization to be filed with the Bankruptcy Court Central Europe (IBRC loans) $59.7 (€47.5) 4/30/12 – 5/31/13 Granted forbearance by IBRC through November 2012 on maturity defaults Becket House $24.5 12/31/12 Marketing for short sale with no proceeds to the REIT Total $132.4

Portfolio Updates Frisco Square – Frisco (Dallas), Texas Voluntary Chapter 11 bankruptcy filing Continuing positive leasing trends Improved flexibility in leasing activities “Bullish” on this asset Frisco Square, Frisco, TX

Portfolio Updates Becket House – London, England Have selected buyer Negotiating purchase and sale agreement Hope to complete a short sale by year end Becket House, London, England

Portfolio Updates Bent Tree Green – Dallas, Texas Completed 2-year debt extension Made $1 million debt pay down Marketing for sale Bent Tree Green, Dallas, TX

Portfolio Updates Royal Island – The Bahamas Transfer of control is complete Successful on our real estate tax appeal, resulting in $6 million savings in back taxes Evaluating potential strategies for recapitalization/ development or sale Royal Island, The Bahamas

Portfolio Updates Central Europe Portfolio $43.4 of debt matures in 2012 Lender forbearance through November 2012 Occupancy in high-90% range Strategy: Refinance debt and/or extend maturities Harvest value in portfolio as market stabilizes Central Europe Portfolio

Strategy Review Maximize liquidity for operating needs and reinvestment in existing portfolio assets Re-tenant and reposition our existing properties Refinance and extend debt maturities Sell assets in an orderly manner as quickly as possible Some development projects likely to remain in portfolio for a few more years to increase ultimate value Las Colinas Commons, Irving (Dallas), TX

Questions? Please e-mail questions to: bhreit@behringerharvard.com

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